                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            PENSKE MOTORSPORTS, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                  Penske Logo
                             13400 OUTER DRIVE WEST
                               DETROIT, MI 48239

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1998

To the Stockholders of Penske Motorsports, Inc.:

     The Annual Meeting of Stockholders of Penske Motorsports, Inc. will be held at the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, on Wednesday, May 13, 1998, at 9:00 A.M. Eastern Daylight Time. The purposes of the meeting are:

          1. To elect four Class II Directors to serve a three-year term on the Board of Directors;

          2. To consider and act upon a proposal to amend the Penske Motorsports, Inc. 1996 Stock Incentive Plan to increase by 320,000 shares the number of shares of the Company's common stock issuable upon exercise of options issued under the Plan; and

          3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 1, 1998 will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          By Order of the Board of Directors

                                          ROBERT H. KURNICK, JR.
                                          Secretary

Detroit, Michigan
April 15, 1998

                            PENSKE MOTORSPORTS, INC.
                             13400 OUTER DRIVE WEST
                            DETROIT, MICHIGAN 48239

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 13, 1998

                              GENERAL INFORMATION

     The Annual Meeting of Stockholders of Penske Motorsports, Inc. (the "Company") will be held at the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, on Wednesday, May 13, 1998, at 9:00 A.M., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate mailing date for this proxy statement and proxy is April 15, 1998.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only holders of record of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on April 1, 1998 (the "Record Date") are entitled to notice of, and to vote at, the meeting or at any adjournment or adjournments thereof, each share having one vote. On the Record Date, there were issued and outstanding 14,208,898 shares of the Common Stock.

     The following table shows as of the Record Date the beneficial ownership of the outstanding Common Stock by each person known to the Company to be the beneficial owner of 5% or more of the Common Stock:

                                                                        SHARES
                                                                BENEFICIALLY OWNED(1)
                                                                ----------------------
                            NAME                                  NUMBER      PERCENT
                            ----                                  ------      -------
Roger S. Penske(2)(3).......................................    7,876,189       55.4%
Penske Corporation(2)(3)....................................    7,801,875       54.9%
Penske Performance, Inc.(2).................................    7,801,875       54.9%
PSH Corp.(2)................................................    7,801,875       54.9%
The France Family Group(4)(5)...............................    7,855,421       55.3%
International Speedway Corporation(5).......................    7,850,521       55.3%
Facility Investments, Inc.(5)...............................    7,850,521       55.3%
Kaiser Ventures Inc.(6).....................................    1,627,923       11.5%
Carrie B. DeWitt(7).........................................      906,542        6.4%

---------------
(1) Unless otherwise noted, each person or entity has sole voting and investment power over the shares listed opposite his or its name, subject to community property laws where applicable.

(2) The record owner of the 7,801,875 shares of Common Stock of the Company is PSH Corp., a subsidiary of Penske Performance, Inc. Penske Performance, Inc. is a wholly-owned indirect subsidiary of Penske Corporation and owns 80% of the stock of PSH Corp. Consequently, Penske Corporation and Penske Performance, Inc. may also be deemed to beneficially own the shares of Common Stock owned by PSH Corp. Mr. Roger S. Penske is a Director and the Chairman of each of Penske Corporation, Penske Performance, Inc. and PSH Corp. (which collectively with Mr. Penske are herein referred to as the

    "Penske Group"), and also by direct and indirect ownership of shares and by reason of voting agreements may be deemed to own beneficially approximately 57.0% of the outstanding shares of Penske Corporation. As such, Mr. Penske may be deemed to beneficially own the shares of Common Stock owned by PSH Corp. The address of PSH Corp. and Penske Performance, Inc. is 1105 North Market Street, Wilmington, Delaware 19890.

(3) The address of such person is 13400 Outer Drive West, Detroit, Michigan
    48239.

(4) The "France Family Group" owns approximately 55.0% of the total of all classes of stock of International Speedway Corporation ("ISC"), which represents 61.9% of the votes represented by the total of all classes of stock of ISC. The France Family Group consists of the following living lineal descendants of William H.G. France, and Anne B. France, some spouses of such descendants and various entities controlled by such descendants and their spouses, which consists of the following natural persons and other entities: William C. France; Betty Jane France; James C. France; Sharon M. France; Lesa D. Kennedy; Brian Z. France; Jamison C. France; Jennifer A. France; Amy L. France; Benjamin Z. Kennedy; Western Opportunity Limited Partnership, a Nevada limited partnership; Sierra Central Corp., a Nevada corporation; Principal Investment Company, a Nevada corporation; White River Investment Limited Partnership, a Nevada limited partnership; Cen Rock Corp., a Nevada corporation; Secondary Investment Company, a Nevada corporation; Polk City Limited Partnership, a Nevada limited partnership; Boone County Corporation, a Nevada corporation; Carl Investment Limited Partnership, a Nevada limited partnership; Quaternary Investment Company, a Nevada corporation; National Association for Stock Car Auto Racing, Inc. ("NASCAR"), a Florida corporation; and Automotive Research Bureau, a Florida corporation.

(5) Facility Investments, Inc. ("FII") owns 20.0% of the stock of PSH Corp. and shares voting and investment power over the shares of PSH Corp. pursuant to an Investment and Development Agreement, dated November 22, 1995, by and between ISC and Penske Corporation. Consequently, FII may be deemed to beneficially own the 7,801,875 shares of Common Stock owned by PSH Corp. FII is a wholly-owned subsidiary of ISC and, as such, ISC may also be deemed to beneficially own the shares of Common Stock owned by PSH Corp. By direct and indirect ownership of shares of ISC, the France Family Group may be deemed to beneficially own the shares of Common Stock owned by PSH Corp. The address of The France Family Group, ISC and FII is 1801 West International Speedway Boulevard, Daytona Beach, Florida 32114.

(6) The address of such person is 3633 E. Inland Empire Boulevard, Suite 850, Ontario, California 91764.

(7) The address of Mrs. Dewitt is 2152 North U.S. 1 Highway, Rockingham, North Carolina 28379.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The Board of Directors proposes that H. Lee Combs, Richard E. Stoddard, James E. Williams and Jo DeWitt Wilson be elected as directors of the Company to hold office until the Annual Meeting of Stockholders in the year 2001, or, in each case, until his or her successor is elected and qualified.

     The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. The four nominees receiving the greatest number of votes cast at the meeting or its adjournment shall be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holder. The following information is furnished with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after this meeting, and with respect to each executive officer of the Company named in the Summary Compensation Table below:

                                                                                      SHARES OF
                                                                                    COMMON STOCK
                                                                                 BENEFICIALLY OWNED
                                                                                AS OF THE RECORD DATE       TERM
       NAME AND YEAR FIRST                      POSITIONS AND OFFICES         -------------------------      TO
        BECAME A DIRECTOR           AGE           WITH THE COMPANY             NUMBER           PERCENT    EXPIRE
       -------------------          ---         ---------------------          ------           -------    ------
                                       NOMINEES FOR ELECTION AS DIRECTORS
H. Lee Combs (1995)...............  45     Director                               1,000             *       2001
Richard E. Stoddard (1995)........  47     Director                               4,000             *       2001
James E. Williams (1995)..........  58     Director                             112,500             *       2001
Jo DeWitt Wilson (1997)...........  60     Director and President of North        5,109             *       2001
                                           Carolina Motor Speedway, Inc.
                                         DIRECTORS CONTINUING IN OFFICE
Walter P. Czarnecki (1995)........  54     Vice Chairman of the Company           4,979             *       1999
Gary W. Dickinson (1997)..........  59     Director                               1,000             *       2000
William C. France (1995)..........  64     Director                           7,855,421(1)       55.3%      1999
Gregory W. Penske (1995)..........  35     Director, President, and Chief        16,900(2)          *       2000
                                           Executive Officer of the
                                           Company
Roger S. Penske (1995)............  60     Chairman of the Company            7,876,189(3)       55.4%      1999
Richard J. Peters (1995)..........  49     Director                              25,333(4)          *       2000
                                            OTHER EXECUTIVE OFFICERS
Gene Haskett......................  54     President of Michigan Speedway,       16,600(5)          *
                                           President of Nazareth Speedway
                                           and Executive Vice President of
                                           the Company
Les Richter.......................  67     Executive Vice President of the       14,100(6)          *
                                           Company
All directors and executive officers as a group (14 persons)                  8,085,510(7)       56.9%

---------------
* Under 1.0%

(1) 7,801,875 of the shares which Mr. France may be deemed to beneficially own are owned of record by PSH Corp. Mr. France disclaims beneficial ownership of these shares.

(2) Includes 13,900 shares which Mr. Penske has the right to acquire upon exercise of options within 60 days of the Record Date. Also includes 1,500 shares owned by Mr. Penske's spouse with respect to which Mr. Penske disclaims beneficial ownership.

(3) Includes 7,801,875 shares which are owned of record by PSH Corp., 1,000 shares owned by Mr. Penske's spouse and 7,835 shares owned by Mr. Penske as custodian for his children. Mr. Penske disclaims beneficial ownership of these 7,810,710 shares of Common Stock.

(4) Includes 18,333 shares which Mr. Peters has the right to acquire upon exercise of options within 60 days of the Record Date. Also includes 3,000 shares owned by Mr. Peters' spouse with respect to which Mr. Peters disclaims beneficial ownership.

(5) Includes 11,100 shares which Mr. Haskett has the right to acquire upon exercise of options within 60 days of the Record Date.

(6) Includes 11,100 shares which Mr. Richter has the right to acquire upon exercise of options within 60 days of the Record Date.

(7) Includes 59,950 shares which executive officers of the Company have the right to acquire upon exercise of options within 60 days of the Record Date.

OTHER INFORMATION RELATING TO DIRECTORS

     The following is a brief account of the business experience during the past five years of each member or nominee of the Board of Directors of the Company.

     H. Lee Combs has been a director of the Company since November 1995. Mr. Combs has also served as Senior Vice President -- Operations of ISC since January 1996 and as a director of ISC since 1987. Prior to service as Senior Vice President -- Operations, Mr. Combs served as Vice President and Chief Financial Officer of ISC since 1987.

     Richard E. Stoddard has been a director of the Company since January 1996. Mr. Stoddard also serves as Chairman of the Board of Kaiser Ventures Inc. ("Kaiser") and has served in such capacity since November 1988. In addition, Mr. Stoddard was appointed Chief Executive Officer of Kaiser Steel Corporation in June 1988 and continues to serve as Chief Executive Officer of Kaiser. In January 1998, Mr. Stoddard was also appointed President of Kaiser.

     James E. Williams has been a director of the Company since January 1996. Mr. Williams is also the Chairman and Chief Executive Officer of Golden State Foods, and has served in such capacity since April 1961.

     Jo DeWitt Wilson has been a director of the Company since July 1, 1997. Ms. Wilson also serves as the President of North Carolina Motor Speedway, Inc., and has served in that capacity since September 1, 1994. Prior to September 1994, Ms. Wilson was a self-employed manufacturers sales representative. Ms. Wilson's father, L.G. DeWitt, was the founder of North Carolina Speedway and Ms. Wilson's mother, Carrie B. DeWitt, owns approximately 6.4% of the Company's Common Stock.

     Walter P. Czarnecki has been Vice Chairman of the Board of the Company since January 1996, and, prior thereto, served as the Company's President. Mr. Czarnecki has also served as a senior executive of the Penske Speedway Group since 1979. Mr. Czarnecki is the Executive Vice President of Penske Corporation, has been a member of the Board of Directors of Penske Corporation since 1979 and serves as a director of Penske Truck Leasing Corporation, which is the general partner of Penske Truck Leasing Co., L.P.

     Gary W. Dickinson has been a director of the Company since March 1997. Mr. Dickinson is the Chairman of the Board of NonLinear Dynamics Incorporated, a data mining and pattern recognition software firm, and has served in such capacity since January 1997. Prior to January 1997, Mr. Dickinson had been President and Chief Executive Officer of Delco Electronics and Executive Vice President of Hughes Electronics. Between 1989 and 1993, Mr. Dickinson served as Group Vice President of General Motors responsible for the General Motors Technical Staffs including the GM Research Laboratories, Design Staff and Advanced Engineering Staff.

     William C. France has been a director of the Company since November 1995. Mr. France is also the Chairman of the Board and Chief Executive Officer of ISC and has served in such capacity since 1987. Mr. France is a member of the France Family Group, which controls ISC. In addition, Mr. France and his brother control NASCAR.

     Gregory W. Penske has been a director of the Company since its formation and President and Chief Executive Officer since July 1, 1997. Prior to July 1, 1997, Mr. Penske served as an Executive Vice President of the Company since February 1996. In addition, Mr. Penske has served as President of the California Speedway Corporation since January 1997. Mr. Penske is also the President of Penske Automotive Group, Inc., which owns and operates six automobile dealerships in Southern California, and has served in that position since December 1993. From July 1992 to the present Mr. Penske served as the President of D. Longo, Inc. which owns and operates a Toyota dealership in El Monte, California and is a subsidiary of Penske Automotive Group, Inc. Gregory W. Penske is the son of Roger S. Penske.

     Roger S. Penske has been Chairman of the Board of the Company since its formation. Prior to March 1996, Mr. Penske was Chairman of the Board of Michigan International Speedway, Inc. ("Michigan Speedway") since 1973, Chairman of the Board and President of Pennsylvania International Raceway, Inc. ("Nazareth Speedway") since 1986, and Chairman of the Board of California Speedway Corporation

("California Speedway") since 1994. Mr. Penske is also Chairman of the Board and Chief Executive Officer of Penske Corporation. Penske Corporation is a privately-owned diversified transportation services company which (among other things) holds, through its subsidiaries, interests in a number of businesses, including the Company. Mr. Penske is also a member of the Boards of Directors of General Electric Company, Gulfstream Aerospace Corporation, Philip Morris Companies Inc., Detroit Diesel Corporation and Penske Truck Leasing Corporation, which is the general partner of Penske Truck Leasing Co., L.P. Mr. Penske is also a founder of Penske Racing, Inc. and Penske Racing South, Inc. which are two of the most successful racing teams in North America. Penske Racing's Indy car team is recognized as the most successful Indy car team in history and the Penske Racing South Winston Cup team is one of the most successful teams on the NASCAR circuit.

     Richard J. Peters has been the President and Chief Executive Officer of R.J. Peters & Company, LLC, since July 1, 1997. Prior to July 1, 1997, Mr. Peters served as the Chief Executive Officer, President and Director of the Company since January 1996, and, prior thereto, acted as the Company's chief executive officer and a Director. Mr. Peters has also served as an officer of various subsidiaries of the Company since 1990. Mr. Peters served as the Treasurer and Chief Financial Officer of Penske Corporation between 1988 and July 1997 and as an Executive Vice President of Penske Corporation between September 1996 and July 1997. Mr. Peters has been a member of the Board of Directors of Penske Corporation since 1990. Mr. Peters is also a director of Captec Net Lease Realty, Inc. and a Trustee of Aon Funds.

     Pursuant to an Investment and Development Agreement, dated as of November 22, 1995, as amended, between ISC and Penske Corporation, as long as PSH Corp. owns a majority of the issued and outstanding voting stock of the Company, ISC is permitted to designate a percentage of the members of the Board of Directors of each of the Company, Michigan Speedway, North Carolina Speedway, Nazareth Speedway and California Speedway equal to the greater of (i) 20.0% or (ii) the percentage of stock ownership of ISC in PSH Corp. as adjusted to reflect changes in such percentage. However, ISC may designate at least two persons to each such Board so long as ISC owns at least 10.0% of the outstanding Common Stock of PSH Corp., and one person to each such Board so long as ISC owns at least 2.0% of the outstanding common stock of PSH Corp. Messrs. France and Combs are the current ISC designees for each such Board. As long as ISC is permitted to have at least two designees to a Board, at least one designee is to serve on any executive or similar committee that may be created by the applicable Board. If PSH Corp. no longer owns a majority of the issued and outstanding voting stock of the Company, the foregoing obligations of Penske Corporation are to be met on a "best efforts" basis.

     Pursuant to an Organization Agreement, dated November 22, 1995, among PSH Corp., Kaiser and the Company, as amended, and a Stockholders Agreement, dated November 22, 1995, among PSH Corp., Kaiser and the Company, as amended, PSH Corp. has also agreed to use its best efforts, without incurring any additional expenses, to vote its shares of the Company so as to elect a designee of Kaiser to the Board of Directors of the Company so long as Kaiser owns at least 5.0% of the outstanding Common Stock. Mr. Stoddard is the current Kaiser designee.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee, the current members of which are Messrs. Combs (Chairman), Williams and Peters. During 1997, the Audit Committee held one meeting and had informal discussions in lieu of meetings. The Audit Committee is responsible for policies, procedures and other matters relating to accounting, internal financial controls and financial reporting, including the engagement of independent auditors and the planning, scope, timing, and cost of any audit and any other services they may be asked to perform, and will review with the auditors their report on the financial statements following completion of each such audit. In addition, the Audit Committee is responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interest.

     The Company has a standing Compensation Committee, the current members of which are Messrs. France, Roger S. Penske (Chairman) and Stoddard. In 1997, the Compensation Committee held one meeting and had informal discussions in lieu of additional meetings. The Compensation Committee is responsible for policies, procedures and other matters relating to employee benefit and compensation plans, including compensation of the executive officers as a group and the chief executive officer individually. The Compensation Committee is also responsible for administering and making recommendations to the Board with respect to awards under the stock based compensation plans, policies, procedures and other matters relating to management development and for reviewing, monitoring and recommending (for approval by the Company's Board of Directors) plans with respect to succession of the chief executive officer.

     The Company does not have a Nominating Committee or a committee performing a similar function.

     During 1997, the Board of Directors held four meetings and took action by written consent in lieu of six additional meetings.

DIRECTOR COMPENSATION

     The Company does not currently have any arrangements in place to compensate directors for their services; accordingly, except as described below, no director received any compensation for services as a director in 1997. The Company did, however, purchase on behalf of Mr. Dickinson 1,000 shares of the Company's Common Stock. The purchase was effected as an open market transaction and the stock price was $34.25 per share. The purchase occurred on August 7, 1997. The Company also paid on Mr. Dickinson's behalf, car expenses in 1997 of approximately $12,840. The Company may begin compensating its non-employee directors in 1998 in amounts not yet determined. Directors who are also employees of the Company will not receive compensation for service on the Board of Directors. The Company reimburses all directors for their expenses incurred in connection with their activities as a director of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information for each of the fiscal years ended December 31, 1995, 1996, and 1997 concerning the compensation of the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers where total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                     ANNUAL                   COMPENSATION
                                                                COMPENSATION(1)                  AWARDS
                                                     --------------------------------------   ------------
                                                                                 OTHER         SECURITIES     ALL OTHER
     NAME AND PRINCIPAL                                                         ANNUAL         UNDERLYING    COMPENSATION
        POSITION(S)                           YEAR   SALARY(1)   BONUS(1)   COMPENSATION(2)    OPTIONS(#)       ($)(3)
     ------------------                       ----   ---------   --------   ---------------    ----------    ------------
Gregory W. Penske...........                  1997   $300,000    $217,500            --          25,000             --
President and Chief                           1996         --          --            --          15,000             --
  Executive Officer of the Company            1995         --          --            --              --             --
Richard J. Peters(4)........                  1997   $ 80,000          --            --          40,000(5)          --
former President and Chief                    1996         --    $150,000            --          30,000(5)          --
Executive Officer of the                      1995         --          --            --              --             --
Company
Gene Haskett................                  1997   $250,000    $181,125       $49,804          15,000         $4,500
Executive Vice President of                   1996   $250,000    $135,730            --          15,000         $4,500
  the Company, President, Michigan            1995   $225,000    $102,604            --              --         $2,624
Speedway and President,
Nazareth Speedway
Les Richter.................                  1997   $150,000    $112,125            --          15,000             --
Executive Vice President                      1996   $150,000    $ 90,000            --          15,000             --
of the Company                                1995         --          --            --              --             --

---------------
(1) Does not include the dollar value of perquisites and other personal benefits.

(2) The aggregate amount of perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer other than with respect to Mr. Haskett, who received 401(k) compensation of $4,500, car reimbursement of approximately $47,932 and life insurance premium paid on his behalf of $1,872.

(3) Includes the Company's matching contributions to the Company's 40l(k) plan.

(4) Mr. Peters served as the Company's President and Chief Executive Officer from January 1, 1997 until June 30, 1997. Mr. Gregory W. Penske has served in such capacity since July 1, 1997. Messrs. Peters and Richter did not receive any compensation in any form from the Company in 1995 and Mr. Gregory W. Penske did not receive any compensation in any form from the Company in 1995 or 1996.

(5) Effective upon Mr. Peters' resignation, the Board of Directors amended Mr. Peters' stock grants in consideration of his providing consulting services from time to time on behalf of the Company. As a result of the Board's amendment, Mr. Peters' options entitle him to purchase 25,000 shares of the Company's common stock at an exercise price of $25.50 per share. The amendment was effective July 1, 1997 and the options vest in three equal annual increments with the first 8,333 shares vesting on May 2, 1998, the second 8,333 shares on May 2, 1999 and the final vesting of 8,334 shares on May 2, 2000. The Board also permitted Mr. Peters to retain a vested option to purchase 8,400 shares at $24.00 per share, subject to expiration on February 28, 2006, and the Board accelerated the vesting of an option to purchase an additional 1,600 shares at $24.00 per share, subject to expiration on February 28, 2006. As a result of the foregoing, Mr. Peters' amended option entitles him to purchase 35,000 shares of the Company's common stock.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1997 to each of the executive officers named in the Summary Compensation Table above:

                                                   INDIVIDUAL GRANTS                            POTENTIAL
                                 -----------------------------------------------------     REALIZABLE VALUE AT
                                                 PERCENT                                      ASSUMED ANNUAL
                                                 OF TOTAL                                         RATES
                                                 OPTIONS                                      OF STOCK PRICE
                                   SHARES       GRANTED TO                                   APPRECIATION FOR
                                 UNDERLYING     EMPLOYEES     EXERCISE                         OPTION TERM
                                   OPTIONS      IN FISCAL      PRICE        EXPIRATION    ----------------------
            NAME                 GRANTED (#)       YEAR        ($/SH)          DATE       5% ($)        10% ($)
            ----                 -----------    ----------    --------      ----------    ------        -------
Gregory W. Penske............      25,000(1)         21.7%       27.75       1/20/07      436,500      1,105,750
Richard J. Peters............      40,000(2)         34.8%       25.50(2)    1/20/07       98,550(2)     232,400(2)
Gene Haskett.................      15,000(1)         13.0%       27.75       1/20/07      261,900        663,450
Les Richter..................      15,000(1)         13.0%       27.75       1/20/07      261,900        663,450

---------------
(1) These options were granted on January 20, 1997 as an incentive for future performance. Each option was granted at an exercise price equal to the market price of the Common Stock on the date of grant. The options are exercisable in the following increments: 10% beginning July 20, 1997; 28% beginning January 20, 1998; 46% beginning January 20, 1999; 64% beginning January 20, 2000; 82% beginning January 20, 2001; and 100% beginning January 20, 2002. The options expire 10 years after the date of grant.

(2) Mr. Peters option was amended upon termination of his employment. As a result of the amendment, the option granted to Mr. Peters in 1997 to purchase 40,000 shares was amended to entitle him to purchase only 5,000 shares at an exercise price of $25.50 per share. Consequently, the potential realizable value of such option grant at assumed annual rates of stock price appreciation of 5% and 10% for the option term is $98,550 and $232,400, respectively. See Note 5 to the Summary Compensation Table above.

(3) A 5% and 10% annually compounded increase in the Company's stock price from the date of grant to the end of the 10-year option term would result in stock prices of $45.21 and $71.98 per share, respectively.

    These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Company Common Stock holdings will depend on a number of factors, including overall market conditions and the future performance of the Company and its Common Stock.

OPTION VALUES AT FISCAL YEAR END

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by the executive officers named in the Summary Compensation Table as of December 31, 1997, together with the value of in-the-money options at such date (which represents the positive spread between the exercise price of any such existing stock options and $24.875 per share, representing the closing market price of the Common Stock on December 31, 1997). No options were exercised in 1997 by any of such persons.

                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                                      AT FISCAL YEAR-END             AT FISCAL YEAR-END
                                                             (#)                             ($)
                                                ------------------------------    -------------------------
                     NAME                         EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
                     ----                         -------------------------       -------------------------
Gregory W. Penske.............................           6,700/33,300                   $3,675/$9,450
Richard J. Peters.............................          10,000/25,000                       $8,750/$0
Gene Haskett..................................           5,700/24,300                   $3,675/$9,450
Les Richter...................................           5,700/24,300                   $3,675/$9,450

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Certain Relationships

     During the fiscal year ended December 31, 1997, Messrs. Roger Penske, France and Stoddard served as the members of the Compensation Committee. Prior to March 26, 1996, Mr. Roger Penske served as an officer of the Company and as an officer of various of the Company's subsidiaries. None of the Compensation Committee members were, during the fiscal year ended December 31, 1997, an officer or employee of the Company or any of its subsidiaries and no member of the Compensation Committee, except Mr. Roger Penske, is a former officer of the Company or any of its subsidiaries. Mr. Stoddard is the Chairman of the Board, Chief Executive Officer and President of Kaiser and Mr. France is the Chairman of the Board and Chief Executive Officer of ISC and of NASCAR.

Related Transactions

     KAISER TRANSACTIONS. The Company, as a result of the Organization Agreement dated November 22, 1995 between PSH Corp., Kaiser and the Company, as amended (the "Organization Agreement"), entered into various agreements with Kaiser, which holds approximately 11.5% of the issued and outstanding shares of the Company's Common Stock. Pursuant to such agreements (i) the Company and Kaiser agreed to cause certain services to be provided to each other, (ii) the Company agreed to reimburse Kaiser for costs incurred in the preparation of the site of the California Speedway, (iii) Kaiser agreed to indemnify Michigan Speedway and the California Speedway against certain environmental liabilities, (iv) the Company, PSH Corp. and Kaiser entered into a Stockholders Agreement and (v) the Company agreed to reimburse Kaiser and Penske Performance, Inc. for certain pre-development expenses incurred by Kaiser and Penske Performance, Inc. in connection with the California Speedway.

     Kaiser paid the Company $174,000 for tickets, hospitality and race related merchandise primarily at California Speedway during 1997.

     SEWER SERVICES AGREEMENT. Pursuant to a Sewer Services Agreement between the California Speedway and Kaiser, Kaiser has agreed to provide sanitary sewer treatment services for the wastewater generated by the property owned by the California Speedway at Kaiser's wastewater treatment facility located on a parcel owned by Kaiser. In consideration for such services, the California Speedway has agreed to pay Kaiser an annual fee of $88,800, adjusted annually by increases in the Consumer Price Index. The Company has the option to purchase the facility at its fair market value at any time. After the fifth anniversary of the Sewer Service Agreement, Kaiser may terminate the agreement upon one year's prior written notice to the California Speedway for a good and valid business reason exercised in good faith. The Company paid Kaiser $92,000 under the Sewer Services Agreement during the fiscal year ended December 31, 1997.

     ENVIRONMENTAL INDEMNIFICATION. Pursuant to the Organization Agreement, Kaiser agreed to investigate and, if necessary, to remediate specifically identified portions of the site of the California Speedway and adjacent parcels which require remediation to comply with applicable environmental laws. In addition, Kaiser has indemnified the California Speedway and Michigan Speedway from environmental liabilities associated with the condition of the site.

     STOCKHOLDERS AGREEMENT. Pursuant to the Organization Agreement, as amended, PSH Corp., Kaiser and the Company entered into a Stockholders Agreement (as amended, the "Stockholders Agreement"). The Stockholders Agreement provides that if PSH Corp. desires to transfer any shares of capital stock of the Company for consideration to an unrelated third party, PSH Corp. must first offer such shares to Kaiser on the same terms and conditions as the proposed transfer. The Stockholders Agreement also provides that if Kaiser desires to transfer any shares of capital stock of the Company for consideration to an unrelated third party, Kaiser must first offer such shares to ISC at a price equal to the average closing price of the Company's shares on the Nasdaq Stock Market(SM) for the previous thirty trading days. If ISC elects not to purchase such shares, then PSH Corp. has the right to purchase such shares on the same terms and conditions as the proposed transfer. In either case, if the non-transferring party elects not to purchase such shares, then the transferring party may transfer its shares to the unrelated third party. The Organization Agreement also grants to the Company a right of first refusal to participate in any transaction or opportunity that directly relates to the conduct or ownership of a motorsports complex that may come to PSH Corp., Kaiser or an affiliate of either, excluding ISC and its affiliates. Under certain circumstances, Kaiser may distribute a portion of the shares of the Company's Common Stock that it owns to its stockholders, free from the right of first refusal. In addition, pursuant to a Registration Rights Agreement between the Company and Kaiser, the Company has granted incidental registration rights to Kaiser, subject to certain limitations, each time the Company files a registration statement in connection with the sale of its Common Stock.

     REIMBURSEMENT OF PRE-DEVELOPMENT AND DEVELOPMENT COSTS. Penske Performance, Inc. and Kaiser are entitled to be reimbursed by the Company for their out of pocket costs incurred prior to November 22, 1995 in the design, permitting, and development of the California Speedway. In 1997, the Company paid Kaiser $325,000 as reimbursement of costs incurred by Kaiser in its preparation of the site of the California Speedway for its development and construction. The Company does not have any further obligations to reimburse Penske Performance, Inc. or Kaiser for additional pre-development costs associated with the California Speedway.

     REGISTRATION RIGHTS. Kaiser holds limited demand registration rights which enable Kaiser to demand registration of the shares of Common Stock held by Kaiser. The demand registration rights are subject to various conditions, including a right of first refusal in favor of PSH Corp., and the registration rights can only be exercised by a secured lender of Kaiser who holds the Kaiser shares as a result of foreclosure. The terms of the agreement were, in management's judgment, no less favorable than terms which would have been negotiated with an independent third party.

     NASCAR TRANSACTIONS. In connection with the promotion of NASCAR-sanctioned events, the Company enters into standard NASCAR sanction agreements requiring the payment of sanction fees, prize money and point funds to NASCAR. NASCAR is an affiliate of ISC by virtue of Messrs. William and James France's common control of both entities. Mr. William C. France, a director of the Company, is a member of The France Family Group. ISC beneficially owns, through Facility Investments, Inc.'s ownership of the common stock of PSH Corp., more than five percent of the outstanding Common Stock of the Company. The Company and its subsidiaries paid NASCAR sanction fees, prize money and points funds totaling $9.9 million in 1997.

     PENSKE AFFILIATE TRANSACTIONS. The Company, through its subsidiaries, sells speedway admissions tickets, hospitality suites and related items and merchandise and apparel to Detroit Diesel Corporation ("DDC"), Diesel Technology Company ("DTC"), Penske Truck Leasing Co., L.P. ("PTL"), Penske Auto Centers, Inc. ("PAC"), Penske Automotive Group, Inc. ("PAG"), Penske Racing, Inc. ("PR") and Penske Racing South, Inc. ("PRS"). The Company, through it subsidiary Competition Tire West, Inc., sells racing tires and accessories to Penske Racing South, Inc. Roger S. Penske, a director and beneficial owner of more than five percent of the Common Stock of the Company and its subsidiaries, indirectly, through his ownership of Penske Corporation, owns in excess of ten percent of the equity interests of each of DDC, DTC, PTL, PAC, PAG, PR, and PRS and also serves as a director and executive officer of DDC, PAC, PAG, PR and PRS, of the general partner of DTC and of the general partner of PTL. These companies generally pay the publicly quoted selling prices, although they often receive discounts from such prices for tickets, hospitality suites and related items and merchandise and apparel. In 1997, DDC, DTC, PTL, PAC, PAG, PR, and PRS paid approximately $870,000, $23,000, $505,000, $11,000, $195,000, $78,000, and
$31,000, respectively, to the Company's subsidiaries for such tickets, hospitality suites and related items, merchandise and apparel and racing tires and accessories.

     The Company and its subsidiaries purchase goods and services from PTL and Penske Jet, Inc. ("Penske Jet"). Roger S. Penske, a director and beneficial owner of more than five percent of the Common Stock of the Company and its subsidiaries, indirectly, through his ownership of Penske Corporation, owns in excess of ten percent of the equity interests of PTL and Penske Jet and also serves as a director and executive officer of Penske Jet and of the general partner of PTL. The Company generally pays quoted market prices for the goods and services provided by PTL and Penske Jet. During 1997, the Company paid $777,000 and $214,000 to PTL and Penske Jet, respectively, for goods and services.

     PENSKE CORP. TRANSACTIONS. The Company reimburses Penske Corporation for certain services provided by Penske Corporation to the Company. The cost is not necessarily the lowest cost at which such services could be obtained from third parties. Roger S. Penske, a director and beneficial owner of more than five percent of the Common Stock of the Company, beneficially owns approximately 57.0% of the equity interest of Penske Corporation. In 1997, the Company paid to Penske Corporation approximately $511,000 for such services.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Compensation Committee's overall compensation philosophy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentive to achieve Company goals and increase stockholder value. The Compensation Committee implements this philosophy principally through salaries, bonuses, and its stock option program.

     SALARIES. The Compensation Committee's policy is to provide salaries that in most cases are less than those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through company research.

     STOCK OPTIONS AND BONUSES. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through stock options and annual bonuses as incentives to achieve the Company's financial and operational goals and increase stockholder value.

     Stock Options. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of stockholders of the Company, and to attract and retain qualified employees. The Compensation Committee's policy has generally been to grant options with a term of 10 years (with portions exercisable over shorter periods) to provide a long-term incentive, and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases above the exercise price. In 1996, 1997, and 1998, the Board of Directors of the Company awarded options to purchase 75,000 shares, 115,000 shares, and 165,000 shares, respectively, of Common Stock to the Company's executive officers. Of the 400,000 shares available for issuance under the Company's 1996 Stock Incentive Plan, 80,000 shares remain available for grant, after giving effect to the cancellation of Mr. Peters options (see Note 5 to the Summary Compensation Table on page 7 above).

     In consideration of Richard J. Peters' agreement to provide consulting services to the Company after his resignation from the Company, the Board of Directors amended Mr. Peters' stock options as follows, effective July 1, 1997:

          1. Unvested options to purchase 40,000 shares of common stock at an exercise price of $27.25 per share were cancelled.

          2. Unvested options to purchase 1,600 shares of common stock at an exercise price of $24 per share were accelerated. These options expire on February 28, 2006.

          3. Options to purchase 25,000 shares of common stock at exercise prices ranging from $24 to $27.25 per share were amended to provide for (a) an exercise price of $25.50 per share and (b) vesting in three annual increments, with 8,333 shares vesting on May 2, 1998, another 8,333 shares vesting on May 2, 1999 and 8,334 shares vesting on May 2, 2000. The original expiration date of these options (February 28, 2006) was continued.

     In addition, Mr. Peters retains vested options to purchase 8,400 shares of common stock at an exercise price of $24 per share; these options expire on February 29, 2006.

     The Board of Directors determined to modify Mr. Peters' options in order to more effectively incentivize him with respect to his consulting services. The Board believes that it is in the Company's best interests to engage Mr. Peters as a consultant because he has been intimately involved in many critical aspects of the Company's strategic planning and other initiatives, and that the above-described amendment to his options is an appropriate and effective form of compensation for his services.

                                OPTION REPRICING

                                                                                                             LENGTH OF
                                       NUMBER OF          MARKET PRICE    EXERCISE PRICE                ORIGINAL OPTION TERM
                                 SECURITIES UNDERLYING     AT TIME OF       AT TIME OF        NEW           REMAINING AT
                                   OPTIONS REPRICED       REPRICING OR     REPRICING OR     EXERCISE     DATE OF REPRICING
        NAME             DATE        OR AMENDED(#)        AMENDMENT($)     AMENDMENT($)     PRICE($)        OR AMENDMENT
        ----             ----    ---------------------    ------------    --------------    --------    --------------------
Richard J.
  Peters(1)..........    7/1/97         40,000(2)            32.875           27.75            N/A              N/A
                         7/1/97          1,600(3)            32.875           24.00          24.00               (4)
                         7/1/97         20,000               32.875           24.00          25.50               (4)
                         7/1/97          5,000               32.875           27.75          25.50               (4)

---------------
(1) Excludes options to purchase 8,400 shares of common stock which were not repriced.

(2) These options were cancelled.

(3) These options were originally scheduled to vest on February 28, 1998, but were accelerated to vest as of July 1, 1997. No other amendment was made to these options.

(4) February 28, 2006. Term of the options was not changed.

     Bonuses. The Company's bonus arrangements for its executive officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance. Such bonuses are also intended to link executive compensation to stockholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company. A portion of the executive bonus is entirely within the discretion of the Board.

     Bonuses for the Company's officers are recommended to the Compensation Committee by the Company's Chairman of the Board and its Chief Executive Officer based on their evaluations of the individual's performance during the year. The Compensation Committee reviews these evaluations and recommends, to the Board of Directors, bonuses it deems appropriate.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. The Company believes that Section 162(m) does not apply to stock options currently outstanding or subsequently granted under the Company's existing stock option plans.

     Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure grants under future stock option plans in a manner that complies with this statute. The Company does not currently intend to structure the discretionary annual bonus for executive officers described under "Bonuses" above to comply with Section 162(m). Such bonuses do not meet
Section 162(m)'s requirement that they be "payable solely on account of the attainment of one or more performance goals." The Company believes the annual discretionary bonuses, as currently structured, best serve the interests of the Company and its stockholders by allowing the Company to recognize an executive officer's contribution as appropriate.

     1997 COMPENSATION DECISIONS REGARDING GREGORY W. PENSKE. The Compensation Committee approved a $217,500 bonus for Mr. Penske for calendar 1997 and awarded Mr. Penske an option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $27.75 per share. Mr. Penske assumed the position of Chief Executive Officer on July 1, 1997. Prior to July 1, 1997, Mr. Richard J. Peters served as the Company's Chief Executive Officer. The Company awarded to Mr. Peters an option to purchase 40,000 shares of Common Stock at an exercise price of $27.75 per share. See Footnote 5 to the Summary Compensation Table on Page 7 for a description of Mr. Peters' options subsequent to his resignation. In January 1998, the Company awarded Mr. Penske an option to purchase 50,000 shares of Common Stock at an exercise price of $26.375 per share. The bonus and options granted to Messrs. Penske and Peters were based on the Company's financial and operational performance, as well as Mr. Penske's individual performance. In particular, they were based on the Company's strong financial performance and on the Company's meeting many of the financial performance targets set forth in the Company's annual plan. Mr. Penske did not participate in the approval of his own compensation, but did participate in the discussion of the Company's performance in 1997.

                                          By The Compensation Committee

                                          Roger S. Penske
                                          William C. France
                                          Richard E. Stoddard

PERFORMANCE GRAPH

     The following line graph compares for the period from March 27, 1996 (the date on which the Company became a public company) to December 31, 1997 (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the Nasdaq Stock Market -- U.S. Index, and with (iii) the cumulative total return on the common stock of publicly-traded peer issuers deemed by the Company to be the companies included in the Nasdaq SIC 7900 Index (assuming dividend reinvestment and weighted based on market capitalization at the beginning of each year):

                COMPARISON OF 21 MONTH CUMULATIVE TOTAL RETURN*
    AMONG PENSKE MOTORSPORTS, INC., THE NASDAQ STOCK MARKET -- (U.S.) INDEX
                                AND A PEER GROUP

                                    [GRAPH]

                                                       PENSKE
               MEASUREMENT PERIOD                   MOTORSPORTS,
             (FISCAL YEAR COVERED)                      INC.           PEER GROUP          NASDAQ
3/27/96                                                $    100         $     100           $   100
12/31/96                                               $    105         $      95           $   118
12/31/97                                               $    104         $     177           $   145

 * $100 invested on 3/27/96 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN TRANSACTIONS

     RACEWAY SERVICES. The Company, through its subsidiaries, sells tickets, hospitality suites and related items and merchandise to Raceway Services, Inc., ("Raceway Services"). Walter P. Czarnecki, a director of the Company, owns all of the equity interests of Raceway Services. In 1997, Raceway Services paid $1,059,000 to the Company and/or its subsidiaries for such tickets, hospitality suites and related items and merchandise. Raceway Services generally pays the publicly quoted selling prices, although it often receives discounts from such prices for such tickets, hospitality suites and related items and merchandise.

     NCMS TRANSACTION. On April 1, 1997, the Company and Ms. Carrie B. DeWitt ("Ms. DeWitt") entered into an option agreement (the "Option Agreement"). Ms. DeWitt is the mother of Jo DeWitt Wilson who became a director of the Company on July 15, 1997. Pursuant to the Option Agreement, Ms. DeWitt granted to the Company the option to acquire all 1,461,378 shares of her Common Stock

("NCMS Stock"), $0.25 par value per share of North Carolina Motor Speedway, Inc. ("NCMS") in exchange for the Company's Common Stock at a ratio of one share of NCMS Stock for each .620333 share of the Company's Common Stock. The ratio reflected a value of $18.61 per share of NCMS Stock and $30.00 per share of the Company's Common Stock. The Company also paid $1,400,000 (equivalent to $.958 per share of Ms. DeWitt's stock) into escrow for the option, payable to Ms. DeWitt upon the occurrence of certain events relating to consummation of the Merger of NCMS with and into a subsidiary of the Company (the "Merger"). The Company paid Ms. DeWitt the $1,400,000 in November 1997. The Board of Directors of the Company approved the Merger on May 1, 1997. In the Option Agreement, the Company also agreed that if it exercised the option and the transaction were taxable to Ms. DeWitt, it would reimburse, on a tax-free basis, her income taxes, if any, resulting from the exchange , less $1,400,000. The Company exercised the option on May 15, 1997, and after such exercise owned 1,563,478 shares of NCMS stock (approximately 69.9% of the outstanding shares), which included 102,100 shares of NCMS Stock previously owned by the Company. The Option Agreement provides Ms. DeWitt with rights during specified periods to dispose of all or any portions Ms. DeWitt desires of the Company's Common Stock she received upon exercise at a price equal to the greater of the then fair market value of the shares or $30.00 a share, either through a sale to the Company or an affiliate or registration of such shares for sale to the public. The terms of the option were derived through negotiations with Ms. DeWitt and her representatives.

     On December 2, 1997, the Merger was completed. In connection with the Merger, and pursuant to the terms thereof, Jo DeWitt Wilson, a director of the Company, received 5,109 shares of the Company's Common Stock in exchange for her 7,100 shares of NCMS Stock. In addition, Nancy B. Daugherty, Ms. DeWitt Wilson's sister, received 3,598 shares of the Company's Common Stock in exchange for her 5,000 shares of NCMS Stock and Mr. Fred Daugherty, Ms. DeWitt Wilson's brother-in-law, received 12,112 shares of the Company's Common Stock in exchange for his 16,832 shares of NCMS stock.

     For information concerning other related party transactions, see "Compensation Committee Interlocks and Insider Participation" above.

                                 PROPOSAL NO. 2

                   APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

     In March 1996, the Board of Directors of the Company (the "Board") authorized, and the stockholders of the Company approved, a stock incentive plan for executive and key management employees of the Company and its subsidiaries, including a limited number of consultants and advisors (the "Stock Option Plan"). Under the Stock Option Plan, key employees, outside consultants and advisors (the "Participants") of the Company and its subsidiaries (as defined in the Stock Option Plan), may receive awards of stock options (both Nonqualified Options and Incentive Options, as defined in the Stock Option Plan), stock appreciation rights or restricted stock. A maximum of 400,000 shares of Common Stock is subject to the Stock Option Plan. The purpose of the Stock Option Plan is to provide key employees (including officers and directors who are also key employees) and key non-employee consultants and advisors of the Company and its subsidiaries ("employees") with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its subsidiaries, to join the interests of key employees with the interests of the stockholders of the Company, and to facilitate attracting and retaining key employees of exceptional ability.

     In January 1998, the Board awarded to Participants options to purchase 165,000 shares of Common Stock. The January 1998 award, together with previous stock option awards, leaves only 80,000 shares available for grant under the Stock Option Plan.

     The Board believes that the best interests of the Company will be served by increasing by 320,000 the number of shares available for awards granted under the Stock Option Plan. The Board of Directors believes that the existing awards have enhanced the Company's position in the highly competitive market for managerial and executive talent and have enabled the Company to appropriately align executives' long-term interests with those of stockholders through stock ownership by the executive. To remain competitive, it is the judgment of the Board that an amendment permitting the allocation of additional shares to awards under the Stock Option Plan should be adopted. The essential features of the Stock Option Plan are outlined below.

     Administration. The Stock Option Plan is administered by the Board and by the Compensation Committee of the Board of Directors of the Company (the "Committee"), or such other committee as may be specified by the Board of Directors to perform the functions and duties of the Committee under the Stock Option Plan. To date, all awards under the Stock Option Plan have been granted by the entire Board of Directors. Subject to the provisions of the Stock Option Plan, the Committee shall determine, from those eligible to be Participants, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Stock Option Plan, the Committee is authorized to interpret the Stock Option Plan, to make, amend, and rescind rules and regulations relating to the Stock Option Plan and to make all other determinations necessary or advisable for the Stock Option Plan's administration.

     Participants. The Participants in the Stock Option Plan are those key employees, consultants and advisors of the Company or any subsidiary who in the judgment of the committee are or will become responsible for the direction and financial success of the Company or any subsidiary. Key employees include officers and directors who are also key employees of the Company or any subsidiary.

     Shares Subject to Plan. The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Stock Option Plan is 400,000 shares of Common Stock, 720,000 shares upon approval of the proposed amendment. Shares covered by expired or terminated stock options or stock appreciation rights or forfeited restricted stock awards will again become available for grant or award under the Stock Option Plan. No employee may receive options, stock appreciation rights, restricted stock to any combination thereof for more than 200,000 shares of Common Stock over the term of the Stock Option Plan. The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, the aggregate number of shares remaining available under the Stock Option Plan and the 200,000 share per-employee limitation will be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

     Stock Options and Stock Appreciation Rights. Subject to the terms of the Stock Option Plan, the Committee may grant to Participants either Incentive Options meeting the definition of an incentive stock option under Section 422 of the Code or Nonqualified Options not meeting such definition, or any combination thereof. The exercise price for an Incentive Option may not be less than 100% of the fair market value of the stock on the date of grant; however, the exercise price for an Incentive Option granted to an employee who owns more than 10% of the voting stock of the Company or an subsidiary may not be less than 110% of the fair market value of the stock on the date of grant. The exercise price for a Nonqualified Option may not be less than 50% of the fair market value of the date of grant.

     Subject to the terms of the Stock Option Plan, the committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options. Stock appreciation rights may be granted in conjunction with stock options as an alternative right or as an additional right. Upon exercise of a stock appreciation right, a Participant will generally be entitled to receive an amount equal to the difference between the fair market value of the shares at the time of grant and the fair market value of the shares at the time of exercise. This amount may be payable in cash, shares of Common Stock or a promissory note from the Participant, or any combination thereof, as determined in the discretion of the Committee.

     The exercise period of stock options and stock appreciation rights will be determined by the Committee, but no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant or after 10 years from the date of grant, subject to certain conditions and limitation.

     Stock option and stock appreciation rights are not transferable by a Participant other than by will or by the laws of descent and distribution, and stock options and stock appreciation rights are exercisable, during the lifetime of the Participant, only by the Participant.

     If the employment or consultancy of a Participant by the Company or a subsidiary terminates, the Committee may, in its discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination off employment is not due to death or permanent disability of the Participant,
(ii) for a period not to exceed one year following the termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights.

     Restricted Stock Awards. Subject to the terms of the Stock Option Plan, the Committee may award shares of restricted stock to Participants. All shares of restricted stock will be subject to the following terms and conditions, among others: (a) At the time of each award of restricted shares, a restricted period of less than six months and no greater than five years, will be established for the shares. The restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award; (b) Shares of restricted stock awarded to Participants may not be sold, assigned transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant will have all the rights of a shareholder in respect of restricted shares awarded to him or her including the right to receive any dividends on, and the right to vote, the shares; and (c) If a Participant ceases to be an employee or consultant of the Company or a subsidiary for any reason other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by provision (b) above will upon such termination of employment or consultancy be forfeited and transferred back to the Company. If such employment or consultancy is terminated by action of the Company or a subsidiary without cause or by agreement between the Company or a subsidiary and the Participant, the Committee may, in its discretion, release some or all of the shares from the restrictions; (d) If a Participant ceases to be an employee or consultant of the Company or a subsidiary by reason of death or permanent disability, the restrictions will lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Committee.

     Termination, Duration and Amendments of Plan. The Stock Option Plan may be abandoned or terminated at any time by the Board of Directors. Unless sooner terminated, the Stock Option Plan will terminate on March 20, 2006, the tenth anniversary of the date ten years after its initial adoption by the Board of Directors. The termination of the Stock Option Plan will not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

     For the purpose of conforming to any changes in applicable law or governmental regulation, or for any other lawful purpose, the Board of Directors will have the right, with or without approval of the stockholders of the Company, to amend or revise the terms of the Stock Option Plan at any time; however, no such amendment or revision will (i) without approval or ratification of the stockholders (A) increase the maximum number of shares in the aggregate which are subject to the Stock Option Plan (other than anti-dilution adjustments), (B) increase the maximum number of shares for which any Participant may be granted stock options, stock appreciation rights or awarded restricted stock under the Stock Option Plan (other than anti-dilution adjustments), (C) change the class of persons eligible to be Participants under the Stock Option Plan, or (D) materially increase the benefits accruing to Participants under the Stock Option Plan, or (ii) without the consent of the holder thereof, change the stock option price (other than anti-dilution adjustments) or alter or impair any stock option, stock appreciation right or restricted stock which has been previously granted or awarded under the Stock Option Plan.

     Federal Income Tax Consequences. The rules governing the tax treatment of stock options, stock appreciation rights, restricted stock and shares acquired upon the exercise of stock options and stock appreciation rights are technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     INCENTIVE OPTIONS. Incentive Options granted pursuant to the Plan are intended to qualify as "Incentive Options" within the meaning of Section 422 of the Code. If the Participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such Participant and within two years from grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise. However, the exercise of an Incentive Option is an item of tax preference and a Participant may have alternative minimum tax liability.

     If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     NONQUALIFIED OPTIONS. A Participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

     STOCK APPRECIATION RIGHTS. A Participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation.

     RESTRICTED STOCK. A Participant granted shares of restricted stock under the Plan is not required to include the value of such shares in ordinary income until the first time such Participant's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such Participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the Participant, for the Company's taxable year in which the Participant recognizes such income, provided that the amount constitutes reasonable compensation.

     WITHHOLDING PAYMENTS. If, upon exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company or any subsidiary must pay amounts for income tax withholding, then in the Committee's sole discretion, either the Company will appropriately reduce the amount of stock or cash to be delivered or paid to the Participant or the Participant must pay such amount to the Company to reimburse the Company for such payment. The Committee may permit a Participant to satisfy such withholding obligations by electing to reduce the number of shares of Common Stock delivered or deliverable to the Participant upon exercise of a stock option or stock appreciation right or award of restricted stock or by electing to tender an appropriate number of shares of Common Stock back to the Company subsequent to exercise of a stock option or stock appreciation right or award of restricted stock (with such restrictions as the committee may adopt).

     LIMITATION ON COMPENSATION DEDUCTION. Publicly-held corporations are precluded from deducting compensation paid to certain of its executive officers in excess of $1 million. The employees covered by the $1 million limitation on deductibility of compensation include the chief executive officer and those employees whose annual compensation is required to be reported to the Securities and Exchange Commission (other than the chief executive officer). The grant or award of stock options, stock appreciation rights and restricted stock generally are included in an employee's compensation for purposes of the $1 million limitation on deductibility of compensation.

     There is an exception to the $1 million deduction limitation for compensation (including the grant or award of stock options, stock appreciation rights and restricted stock) paid pursuant to a qualified performance-based compensation plan. Compensation attributable to stock options or stock appreciation rights is deemed to satisfy the qualified performance-based compensation exception if the grant or award is made by a compensation committee comprised of outside directors; the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award.

     If the amount of compensation a covered employee will receive under the grant or award is not based solely on an increase of the value of the stock after the date of the grant (e.g., restricted stock or an option that is granted with an exercise price that is less than the fair market value as of the date of the grant), none of the compensation attributable to the grant or award is qualified performance-based compensation attributable to the grant or award is qualified performance-based compensation unless the grant or award is made on account of the attainment of a performance goal that has been previously established and approved by the stockholders of the Company.

     The grant of stock options or stock appreciation rights to a Participant under the Stock Option Plan to purchase the Company's stock at fair market value determined on the date of the grant will, if granted at fair market value, be deemed to satisfy the requirements of the performance-based compensation exception and the $1 million deduction limitation will not limit the otherwise deductibility of the compensation paid to covered employees by the Company. However, the issuance of restricted stock or the grant of a stock option with an exercise price less than the fair market value of the stock on the date of grant of a stock option with an exercise price less than the fair market value of the stock on the date of grant will be included in a covered employee's compensation in determining the $1 million deductibility limit.

     Accounting Treatment. Generally, under current accounting rules neither the grant nor the exercise of an Incentive Option or a Nonqualified Option granted at an exercise price equal to the fair market value of the shares on the date of grant requires any charge against earnings. The Company has implemented the provisions of the Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which provides for the disclosure of the pro-forma impact of the issuance of options on net income and net income per share in the footnotes to the Company's financial statements. Accordingly, management currently believes that there will be no impact on earnings of the Company as a result of the adoption of SFAS 123.

     Stock appreciation rights will require a charge against earnings of the Company each year representing appreciation in the value of such rights during such year. In the case of stock appreciation rights, such charge is based on the difference between the market value on the date of grant of the Common Stock with respect to which the stock appreciation right is granted and the current market price of such Common Stock. In the event of a decline in the market price of the Common Stock subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior increases).

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of stock of the Company.

     To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors, officers, and greater than 10% beneficial owners were complied with; except that (i) a report on Form 4 covering a transaction by PSH Corp., was filed late by all of the members of the Penske Group, other than PSH Corp., and by all of the members of the France Family Group and ISC and FII, and (ii) an initial report on Form 3 was filed late by Gary W. Dickinson, a director of the Company.

OTHER MATTERS

     RELATIONSHIP WITH INDEPENDENT AUDITOR. Deloitte & Touche LLP is the independent auditor for the Company and its subsidiaries and has reported on the Company's consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

     OTHER PROPOSALS. Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Stockholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A stockholder proposal which is intended to be presented at the 1999 Annual Meeting of stockholders must be received by the Company at its principal executive offices, 13400 Outer Drive West, Detroit, Michigan, 48239 by December 16, 1998.

                                          By Order of the Board of Directors

                                          ROBERT H. KURNICK, JR.
                                          Secretary

Detroit, MI
April 15, 1998

                                  Penske Logo

                           PENSKE MOTORSPORTS, INC.
--------------------------------------------------------------------------------
  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS

P The undersigned hereby appoints Roger S. Penske, Walter P. Czarnecki and Gregory W. Penske, or each of them, with full power of
R substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 1998 Annual Meeting of Stockholders of PENSKE
O MOTORSPORTS, INC. to be held on May 13, 1998 or any adjournment thereof, and to vote all shares of PENSKE MOTORSPORTS, INC.
X Common Stock which the undersigned would be entitled to vote if personally present.
Y

        1.  Election of four Class II directors, nominees:              H. Lee Combs, Richard E. Stoddard,
                                                                        James E. Williams and Jo DeWitt Wilson

        2.  Approval of the Amendment to the Penske Motorsports, Inc. 1996 Stock Incentive Plan to increase the number of shares of the Company's common stock issuable upon exercise of options issued under the Plan by 320,000 shares.

        AS TO EACH ITEM SET FORTH ON THE REVERSE HEREOF, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE
        REVERSE SIDE AND IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 and 2.  As to any other business that may come before the Annual Meeting, or any adjournment thereof, this proxy will be voted in the discretion of the proxies.

                                                                SEE REVERSE SIDE
--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

/X/  Please mark your
     votes as in this
     example.

                The Board of Directors recommends a vote "FOR" Proposals 1 and 2 described in the proxy statement:

                        FOR       WITHHOLD         2.  Approval of the amendment to the Penske
                        all     vote for all           Motorsports, Inc. 1996 Stock Incentive Plan
                     nominees    nominees              to increase the number of shares of the Company's
1.  Election of                                        common stock issuable upon exercise of options        Please check this
    Directors           / /         / /                issued under the Plan by 320,000 shares.              box if you are    / /
    (See Reverse)                                                                                            attending the
                                                                                                             Annual Meeting.
                                                                FOR         AGAINST      ABSTAIN
For, except vote withheld from the following nominee(s):        / /          / /          / /

--------------------------------------------------------





                                                                                Please sign exactly as name appears above.  Joint
                                                                                owners should all sign.  Executors, administrators,
                                                                                trustees, etc. should so indicate when signing.  If
                                                                                signer is a corporation, sign full corporate name
                                                                                by duly authorized officer who adds his or her name
                                                                                and title.


                                                                                ----------------------------------------------------


                                                                                ----------------------------------------------------
                                                                                SIGNATURE(S)                                DATE

------------------------------------------------------------------------------------------------------------------------------------

                           - FOLD AND DETACH HERE -

                           [PENSKE MOTORSPORTS LOGO]


               IMPORTANT:  PLEASE VOTE, DATE AND SIGN YOUR PROXY
                    AND RETURN IT IN THE ENVELOPE PROVIDED

                                                                    Appendix A

                             Amended and Restated



                           PENSKE MOTORSPORTS, INC.
                          1996 STOCK INCENTIVE PLAN


         1. DEFINITIONS: As used herein, the following definitions shall apply:

                  (a) "Board of Directors" shall mean the Board of Directors of the Corporation.

                  (b) "Committee" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that the Committee shall comply with the requirements of (i) Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

                  (c) "Corporation" shall mean Penske Motorsports, Inc., a Delaware corporation, or any successor thereof.

                  (d) "Discretion" shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a key employee, consultant or advisor in a manner consistent with the treatment afforded other key employees, consultants or advisors with respect to the Plan.

                  (e) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option within the meaning of Section 422 of the Code; provided, however, that Incentive Options may only be granted to persons who are employees of the Corporation or of a subsidiary corporation in which the Corporation owns, directly or indirectly, 50% or more of the combined voting power of all classes of stock of the subsidiary corporation. The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

                  (f) "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option within the meaning of Section 422 of the Code. The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

                  (g) "Participant" shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan.

                  (h) "Plan" shall mean this Amended and Restated Penske Motorsports, Inc. 1996 Stock Incentive Plan.

                  (i) "Restricted stock award" shall mean a grant of Common Stock of the Corporation which is subject to forfeiture, restrictions against transfer, and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

                  (j) "Stock appreciation right" shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

                  (k) "Subsidiary" shall mean any corporation or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest ("Stock") possessing more than 25% of the combined voting power of all classes of Stock; provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Subsidiary is a corporation and the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary.

         2. PURPOSE OF PLAN: The purpose of the Plan is to provide key employees (including officers and directors who are also key employees), consultants and advisors of the Corporation and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees, consultants and advisors of exceptional ability.

         3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

         4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder to the full extent provided for under the Corporation's Bylaws with respect to indemnification of directors of the Corporation.

         5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan shall be 720,000 shares in the aggregate of Common Stock of the Corporation. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights, or the award of restricted stock, under the Plan, unless the Plan shall have been terminated.

                  Notwithstanding any other provision in this Plan, no employee, consultant or advisor of the Corporation or a Subsidiary may receive options, stock appreciation rights, restricted stock or any combination thereof for more than 200,000 shares of Common Stock of the Corporation over the term of the Plan, as provided in Paragraph 23. For purposes of this 200,000 share per-person limitation, there shall be taken into account all shares covered by stock options and stock appreciation rights granted, and all restricted shares awarded, to an employee regardless of whether such stock options or stock appreciation rights expire or terminate without being fully exercised or whether such restricted shares are forfeited back to the Corporation. The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, the aggregate number of shares remaining available under the Plan and the 200,000 share per-person limitation shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

         6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its Discretion, those key employees, consultants or advisors of the Corporation or any Subsidiary to receive stock options, stock appreciation rights, or restricted stock who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted only to persons who are key employees of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary and (ii) the Subsidiary is a corporation. For the purposes of the Plan, key employees shall include officers and directors who are also key employees of the Corporation or any Subsidiary.

         7. WRITTEN AGREEMENT: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement (each a "Corporation-Participant Agreement") containing such provisions as may be approved by the Committee. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Committee, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

         8. ALLOTMENT OF SHARES: The Committee shall determine and fix, in its Discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which a Participant may be awarded; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which incentive stock options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $100,000.

         9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof. Each option granted under the

                  Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

         10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 50% of the fair market value of the stock on the date upon which such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date, or if there are no sales on such date, on the next following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of paragraph 5 of the Plan.

         11. PAYMENT OF STOCK OPTION PRICE: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation in a form acceptable to the Committee, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such promissory note in the amount of the unpaid exercise price. In the Discretion of and subject to such conditions as may be established by the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

         12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

                  (a) the stock appreciation right will expire no later than the Incentive Option;

                  (b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

                  (c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

                  (d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

                  (e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

                  Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee if provided in the Corporation-Participant Agreement, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash or in shares of Common Stock of the Corporation or any combination thereof.

         13. GRANTING AND EXERCISING OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant; provided, however, no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto. Moreover, if a Participant who is granted a stock appreciation right is a person who is regularly required to report his or her ownership and changes in ownership of Common Stock of the Corporation to the Securities and Exchange Commission and is subject to short-swing profit liability under the provisions of Section 16(b) of the Exchange Act, then any election to exercise as well as any actual exercise of such Participant's stock appreciation right shall be made only during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings. Notwithstanding anything contained in the Plan to the contrary, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3(e), or any replacement rule, adopted pursuant to the provisions of the Exchange Act. In addition, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

                  A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by (i) payment for the shares with respect to which the stock option is exercised in accordance with Paragraph 11, or (ii) in the Discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 17, stock options and stock appreciation rights granted to a Participant may be exercised only while the Participant is an employee of the Corporation or a Subsidiary.

                  Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

         14.      NON-TRANSFERABILITY OF STOCK OPTIONS AND STOCK APPRECIATION
                  RIGHTS: No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant.

         15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

         16. CONTINUATION OF EMPLOYMENT: The Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary as an employee, consultant or advisor for a designed minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee.

         17. TERMINATION OF EMPLOYMENT: If the employment or consultancy of a Participant by the Corporation or a Subsidiary shall terminate, the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, unless the Committee in its Discretion determine otherwise, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment or consultancy to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The period of time, if any, a Participant shall have to exercise stock options or stock appreciation rights upon termination of employment or consultancy shall be set forth in the Corporation-Participant Agreement, subject to extension of such time period by the Committee in its Discretion.

         18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Committee may award shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

                  (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six months and no greater than five years. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

                  (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares.

                  (c) If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates for any reason (voluntary or involuntary, and with or without cause) other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation. In the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, however, the Committee may, in its Discretion, release some or all of the shares from the restrictions.

                  (d) If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates by reason of death or permanent disability, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Committee.

                  (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

                  (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

                  In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

         19. INVESTMENT PURPOSE: If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted stock) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

         20. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment as an employee, consultant or advisor of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time.

         21. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's Discretion, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation or a Subsidiary for such income tax withholding (any such election being irrevocable), subject to such rules and regulations as the Committee may adopt, including such rules as it determines appropriate with respect to Participants subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 to the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

         22. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to shareholder approval of the Plan. No stock option or stock appreciation right may be exercised prior to shareholder approval, and any restricted stock awarded is subject to forfeiture if such shareholder approval is not obtained.

         23. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

                  For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) without approval or ratification of the shareholders of the Corporation (A) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), (B) increase the maximum number of shares for which any Participant may be granted stock options, stock appreciation rights or awarded restricted stock under the Plan (except as contemplated by Paragraph 5), (C) change the class of persons eligible to be Participants under the Plan, or (D) materially increase the benefits accruing to Participants under the Plan, or (ii) without the consent of the holder thereof, change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, stock appreciation right or restricted stock which shall have been previously granted or awarded under the Plan.

                  As adopted by the Board of Directors on March 21, 1996. As amended by the Board of Directors on February 2, 1998.